EXHIBIT 2.4

                 CERTIFICATE OF AMENDMENT TO THE ARTICLES OF
                               INCORPORATION OF
                           ARUNDLE ASSOCIATES, INC.


I, the undersigned as President of ARUNDLE ASSOCIATES, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 8th day of September, 1998 adopted a resolution to amend the original Articles of Incorporation as follows:

Article Fourth shall be amended to read as follows:

FOURTH: The total number of voting common stock authorized that may be issued by the Corporation is Twenty-Five Million (25,000,000) shares of stock with $0.001 par value, and no other classes of stock are authorized. All common shares of the corporation issued and outstanding prior to September 8, 1998 shall be exchanged for new common shares of the corporation as follows: 1 old share shall be exchanged for 100 new shares. Said shares may be issued by the corporation from time-to-time for such considerations as may be fixed from time-to-time by the Board of Directors.

The undersigned hereby certify that the number of new common shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,250,000 new common shares (12,500 old common shares); and that said change has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/   Mary St. James                      /s/ Robert Sturges
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      Mary St. James, Secretary               Robert Sturges, President

                                          SIGN IN PRESENCE OF NOTARY PUBLIC
                                          State of California
			                  County of San Bernardino

/s/ Trevor D. Foster
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                                   	  This instrument was acknowledged
                                          Before me on October 21, 1998

                                          by /s/ Jo Ann Petersen
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